Exhibit 3.17

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “BUTE SOUND LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-SECOND DAY OF OCTOBER, A.D. 1998, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-NINTH DAY OF AUGUST, A.D. 2002, AT 4 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY.

	[SEAL]	/s/ HARRIET SMITH WINDSOR
		Harriet Smith Windsor, Secretary of State

2958591 8100H		AUTHENTICATION:	2876718

040036250		DATE:	01-16-04

CERTIFICATE OF FORMATION

OF

BUTE SOUND LLC

1.             The name of the limited liability company is Bute Sound LLC

2.              The address of its registered office in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent.  The name of its registered agent at such address is National Registered Agents, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Bute Sound LLC this 21st day of October, 1998.

/s/ MARIE N. WHITE
Marie N. White
Sole Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/22/1998
981408682 – 2958591

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 08/29/2002
020547387 - 2958591

CERTIFICATE OF AMENDMENT

OF

BUTE SOUND LLC

1.                                       The name of the limited liability company is Bute Sound LLC.

2.                                       The Certificate of Formation of the limited liability company is hereby amended as follows:

The authorization of the present registered agent of the limited liability company, National Registered Agents, Inc., be and the same is hereby withdrawn and the registered office of the limited liability company in the State of Delaware is changed from c/o National Registered Agents, Inc. at 9 East Loockerman Street, Dover, Delaware 19901 to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and The Corporation Trust Company shall be and is hereby constituted and appointed the registered agent of this limited liability company at the address of its registered office.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Bute Sound LLC this 23rd day of August, 2002.

BUTE SOUND LLC

By:	/s/ JANICE CANNON
Name:	Janice Cannon
Title:	Assistant Secretary